UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: January 25, 2010
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 East 57th Street, New York, New York 10022
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 25, 2010, the Board of Directors of E*TRADE Financial Corporation (the “Company”) appointed Mr. Joseph M. Velli, Chairman and Chief Executive Officer of BNY ConvergEx Group, LLC, as a Director.  Mr. Velli will be a Class I member of the Board and will stand for election by the stockholders at the next annual meeting.  Mr. Velli was appointed to fill the seat formerly held by Mr. Donald H. Layton who retired at the end of 2009.

Mr. Velli received restricted stock awards for 9,920 of the Company's common shares in connection with his appointment and, otherwise, will receive cash and equity compensation under the Company's non-employee director compensation policy as in effect from time to time, as described in its annual proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Date:	January 25, 2010	By:	/s/ Karl A. Roessner
			Name:	Karl A. Roessner
			Title:	Corporate Secretary